Exhibit 10.1

GOVERNMENT PURCHASE ORDER/RECEIVABLES
FINANCING AGREEMENT

This Government Purchase Order/Receivables Financing Agreement (“Agreement”) is made on February 5, 2025, by and between List Government Receivables Fund, LLC (“Lender”) and AmeriGuard Security Services, Inc. (“Borrower”).

Lender hereby agrees to provide Borrower the services specified in this Agreement and establishes for a period extending 18 months from the date hereof (the “Facility Maturity Date”) a revolving line of credit for Borrower in the aggregate maximum principal amount of $7,000,000 (the “Credit Limit”).

ACCOUNTS MANAGEMENT

1.      Borrower shall, before execution of any agreement with a government-related customer (including any prime contractor to such a customer) (each, a “Government Account Debtor”) in connection with which Borrower desires Lender to provide financing under this Agreement, provide to Lender the Government Account Debtor’s contact information, material evidencing any contract with the Government Account Debtor, and other information that may be reasonably requested. Lender may conduct due diligence of such Government Account Debtor. Lender may establish or modify a maximum credit limit for any Government Account Debtor, without waiving its right at any subsequent time to terminate or modify any prior acceptance.

2.	Borrower shall provide to Lender by or before the last business day of each month:

a.	Details of all obligations (including, but not limited to, invoices, aging reports, and related information) of Government Account Debtors;

b.	Details of all accounts payable obligations of Borrower relating thereto;

c.	Omitted;

d.	If applicable, a completed Request for Disbursement in the form attached as Exhibit A; and

e.	Such other information as Lender may reasonably request (collectively, an “Information Request”).

3.      Borrower warrants and guarantees, by submission of an Advance Request (defined below), that:

a.	The services described therein were (or, as applicable, shall be) in fact rendered and that the Eligible Purchase Orders and/or Eligible Receivables (defined below) evidenced thereby are and will continue to be genuine, bona fide, and collectable and without right of offset, counterclaim, or right of return or cancellation; and

b.	If it is notified of any dispute, or of any right of offset, counterclaim, or right of return or cancellation against any Government Account Debtor’s obligation to Borrower, it will promptly notify Lender in writing.

c.	In addition to Borrower’s obligation to provide a monthly Information Request to Lender, Borrower hereby agrees that it shall also furnish Lender with complete financial statements (expressly including proof of payment and/or compliance with all federal, state and/or local tax requirements not later than the thirtieth (30th) day after the end of each calendar quarter) that Borrower keeps in the ordinary course of business in accordance with generally accepted accounting principles consistently applied, and Borrower shall certify that all information contained therein is and shall be true and correct (“Quarterly Reporting Obligation”). In addition to any Quarterly Reporting Obligation, Borrower further agrees to provide Lender with a copy of the Borrower’s books and records otherwise due in connection with any Quarterly Reporting Obligation promptly upon demand at any time upon reasonable notice to Borrower.

4.      By or before the last business day of each month, Lender shall provide to Borrower a monthly report (each a “Loan Report”) detailing the current state of Borrower’s account with Lender based upon documentation then provided by Borrower to Lender, including balance, individual transactions, then-available loan amount under the Credit Limit, and related information. Borrower shall notify Lender within five (5) days of delivery if it disputes any part of a Loan Report. The Loan Report shall be deemed correct and binding upon Borrower and shall constitute an account stated between the parties hereto unless Lender receives Borrower’s written statement of exceptions within five (5) days after Borrower’s receipt of same.

5.      Borrower agrees that all invoices to Government Account Debtors shall designate Borrower as the sole named payee together with the following payment instructions (as Borrower may update from time to time):

Bank: JPMorgan Chase Bank, N.A.

Account Name: List Government Receivables Fund, LLC

Account No: 514587438

ABA No (WIRE): 021000021

ABA No (ACH/EFT): 322271627

Borrower further agrees that all payments made hereunder shall be made pursuant to the foregoing wire instructions only. Lender is unable to accept payment by check.

6.     If any payment on an Eligible Purchase Order or Eligible Receivable is received by Borrower, it shall:

a.	Hold such payment irrevocably in trust for Lender, separate and apart from Borrower’s own funds;

b.	Deliver such payment within two (2) business days to Lender pursuant to the wire instructions contained in Section 5 hereinabove; and

c.	Promptly notify the payee in writing to send future payments to Lender pursuant to such wire instructions.

7.      Borrower shall designate Lender as a point of contact with all Government Account Debtors and execute all authorizations or other documents necessary to establish and maintain Lender’s authority to accept, endorse, and deposit all Government Account Debtor remittances to its own bank account. Borrower hereby appoints Lender its agent for the purpose of executing all such authorizations and other documents.

ADVANCES; COMPENSATION TO LENDER

8.      Upon Lender’s receipt of a request for disbursement, by and through the submission of the Request for Disbursement form attached as Exhibit A, current accounts receivable aging, current accounts payable aging, and any applicable related contracts, purchase orders, and/or invoices not previously provided to Lender (collectively, an “Advance Request”) and the completion of Lender’s due diligence relating thereto, and the receipt by Lender of a satisfactory counterparty acknowledgement of an executed Instrument of Assignment in the form attached as Exhibit B, Lender shall promptly disburse the requested amount to Borrower, subject to the terms hereof.

LENDER SHALL NOT PROCESS MORE THAN ONE ADVANCE REQUEST PER CALENDAR WEEK.

9.     Borrower agrees, in consideration for funds loaned to it by Lender under this Agreement, to pay to Lender the following amounts (pursuant to the wire instructions in Section 5) to be charged thereon:

9.1	Subject to the Credit Limit, the total amount of funding available to Borrower hereunder shall be:

9.1.1	50% of each eligible purchase order, task order, delivery order, or statement of work related to existing government contracts that (x) has not been disqualified by Lender for credit or other reasons and (y) is not disputed by the Government Account Debtor (collectively, the “Eligible Purchase Orders”); together with

9.1.2	The sum of (i) 80% of the aggregate net face amount of all outstanding, unpaid accounts receivable that are less than 30 days unpaid and (ii) 70% of the aggregate net face amount of all outstanding, unpaid accounts receivable that are 30-120 days unpaid, in each case that (x) have not been disqualified by Lender for credit or other reasons and (y) are not disputed by the Government Account Debtor (collectively, the “Eligible Receivables”); in each case, less amounts outstanding hereunder.

9.2	Amounts advanced under Section 9.1.1 shall accrue interest daily at the U.S. prime rate in effect from time to time (divided by 365) plus 0.0246%, with interest accrued in a given calendar month due and payable in arrears on the earlier to occur of the Facility Maturity Date or the last business day of the following month (the earlier of such date, the “Advance Maturity Date”).

Amounts advanced under Section 9.1.2 shall accrue interest daily at the U.S. prime rate in effect from time to time (divided by 365) plus 0.0246%, each due and payable in arrears on the earlier to occur of the Facility Maturity Date or the Advance Maturity Date.

9.3	Borrower may repay the outstanding balance and other obligations hereunder in full and terminate the Agreement at any time without incurring any prepayment penalty; provided that Lender’s total return hereunder shall not be less than 5% of the Credit Limit.

9.4	A commitment fee equal to 1.15% of the Credit Limit shall be deemed fully earned by Lender on the date hereof and due and payable in 18 equal monthly installments beginning upon the first Advance Maturity Date.

9.5	When advanced amounts outstanding hereunder (a) total between 50% and 75% of the Credit Limit, the annualized interest rates in Section 9.2 shall be reduced by 50 basis points and (b) total at least 75% of the Credit Limit, the annualized interest rates in Section 9.2 shall be reduced by 75 basis points.

9.6	Omitted.

9.7	All amounts described in this Section 9 (together with all other amounts owing hereunder) not due on an Advance Maturity Date shall be due and payable upon the Facility Maturity Date.

9.8	Collections received by Lender in excess of amounts then owed by Borrower will be remitted to Borrower in due course pursuant to the following wire instructions:

Bank: Bank of Michigan

Account Name: Ameriguard Security Services Inc.

Account No: 31007040

ABA No: 072407741

COLLATERAL

10.    Borrower hereby grants to Lender a continuing lien on and security interest in all assets of Borrower, including its now existing and hereafter arising rights and interests in the following, wherever located: all goods, accounts, accounts receivable, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets; and all Borrower’s books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing (collectively, the “Collateral”).

Borrower authorizes Lender, at its discretion, to file or record a financing statement (UCC-1) or any other document necessary or desirable to perfect, maintain, or protect Lender's security interest in the Collateral. Borrower agrees to execute and deliver any such documents as may be required by the Lender to facilitate such filing.

11.       Borrower shall not encumber any Collateral except for the grant description in Section 10. To the extent that a security interest(s) of a third party predates this Agreement and involves the Collateral described in Section 10, as a condition to funding described in Section 9, Borrower shall obtain and provide Lender with a subordination agreement with respect to the Collateral in form and substance acceptable to Lender in its sole discretion upon its request.

12.        Lender shall have the continuing and exclusive right to reapply or reverse and reapply any payment by or on behalf of Borrower to any portion of Borrower’s obligations hereunder if a payment or proceeds thereof, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid (including to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause). In such event, to the extent of such amount received, the obligations hereunder shall be revived and continue in full force and effect, as if such payment or proceeds had not been received.

13.       Omitted.

14.        Borrower agrees that its grant of a security interest shall be resurrected and acknowledges Lender’s right to file any financing statement or similar document that may be necessary or desirable if any amount is reapplied or reversed under Section 12, even if a prior financing statement has been terminated.

15.        Lender may, in its sole and absolute discretion, require Government Account Debtors to pay Eligible Purchase Order and/or Eligible Receivable obligations directly to it or an affiliate per Section 5, including (i) notify a Government Account Debtor that its account has been assigned to Lender by Borrower and that payment thereof shall be made to the order of and directly to Lender and (ii) demanding, collecting, or enforcing payment thereof.

16.       After an Event of Default, Lender shall be entitled to take the action set forth above with respect to any Collateral.

17.        Borrower shall not, without Lender's prior written consent in each instance (a) grant an extension of time for payment of any Eligible Purchase Order or Eligible Receivable, (b) compromise or settle any Eligible Purchase Order or Eligible Receivable, or (c) grant any credit, discount, allowance, deduction, return authorization, or the like with respect to any Eligible Purchase Order or Eligible Receivable. Furthermore, Borrower shall (a) use reasonable best efforts, and cooperate in good faith as requested by Lender, to ensure timely collection in full of all Collateral and (b) take all steps necessary or desirable (including in the performance of all contracts and other obligations relating to the Collateral) to maximize the value of the Collateral and ensure timely satisfaction of the Borrower’s obligations hereunder.

18.        Borrower warrants, represents and/or covenants (as applicable) that:

a.	The Collateral is free and clear of all liens, encumbrances, security interests, and adverse claims (other than those granted to Lender hereunder);

Borrower acknowledges that it shall not obtain any additional financing that is secured by the Collateral after entering into this Agreement.

Initials:

b.	All Eligible Purchase Orders and Eligible Receivables in an Advance Request are and at all times will continue to be genuine, bona fide, and collectable and without right of offset, counterclaim, or right of return or cancellation;

Borrower acknowledges that it shall not submit for funding any purchase order or receivable that may be disputed or cancelled by the Government Account Debtor.

Initials:

c.	All Eligible Receivables included in an Advance Request, when assigned and at all times thereafter, shall be due and unconditionally payable in full within 180 days from disbursement by Lender and shall conform to the terms expressly set forth on the face of the relevant invoice;

Borrower acknowledges that it shall not modify or grant an extension on any Eligible Purchase Order or Eligible Receivable after an Advance Request is submitted.

Initials:

d.	Borrower’s books and records do and shall fully and accurately reflect all of Borrower’s assets and liabilities (absolute and contingent) and have been and shall be kept in the ordinary course of business in accordance with generally accepted accounting principles consistently applied, and all information contained therein is and shall be true and correct;

Borrower acknowledges that its books and records shall be maintained and accurate.

Initials:

e.	All taxes of any governmental or taxing authority due or payable by, or imposed or assessed against, Borrower, have and shall be paid in full before delinquency;

Borrower acknowledges that it shall timely pay all taxes.

Initials:

f.	There is no action or proceeding pending by or against Borrower before any court or administrative agency or pending, threatened, or imminent governmental investigation, or other claim, complaint, or prosecution involving Borrower;

Borrower acknowledges that there are no pending actions against it.

Initials:

g.	Borrower has the legal power and authority to enter into this agreement and to perform and discharge its obligations hereunder; and

Borrower acknowledges that there is nothing preventing it from entering into this Agreement.

Initials:

h.	No information furnished by or on behalf of Borrower (including but not limited to facts, figures, and representations given) contains or shall contain any untrue statement of, or omit any, material fact.

Borrower acknowledges that it has not provided any false information to Lender.

Initials:

The foregoing acknowledgments are not intended to be, and shall not be construed as, an exhaustive list of all potential breaches of this Agreement. For the avoidance of doubt, each acknowledgment is in addition to, and not in lieu of, any obligations under this Section 18.

19.        Each warranty and representation contained in this agreement shall be deemed reaffirmed with each Advance Request submission and each advance of funds and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made, or information possessed, by Lender. The warranties, representations, agreements, and covenants herein shall be cumulative and in addition to any contained in any other document or instrument that Borrower gives, or causes to be given, to Lender, either now or hereafter.

Borrower acknowledges that it is reaffirming each warranty, representation, and/or covenant in Section 18 with each Advance Request that it submits.

Initials:

20.        Borrower hereby irrevocably appoints Lender its true and lawful attorney in fact (which appointment is coupled with an interest and irrevocable) to exercise, after an Event of Default, the following powers, until all amounts due Lender have been fully, finally, and indefeasibly paid:

a.	Receive, take, endorse, assign, deliver, accept, and deposit, in the name of Lender or Borrower, cash, checks, commercial paper, drafts, remittances, and other instruments and documents relating to any Eligible Purchase Order, Eligible Receivable, other Collateral, or the proceeds thereof;

b.	Take or bring, in the name of Lender or Borrower, all steps, actions, suits, or proceedings necessary or desirable to (i) perform any contract or other arrangement giving rise to any Eligible Purchase Orders or Eligible Receivables (ii) otherwise collect or realize on any Eligible Purchase Order, Eligible Receivable, other Collateral, or the proceeds thereof;

c.	To extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all, or Collateral and discharge or release any Government Account Debtor or other obligor, without affecting any amounts due hereunder; and

d.	To execute and file any financing statement or similar document that may be necessary or desirable to perfect or maintain the lien and security interest granted herein. Borrower hereby approves and ratifies any financing statement filed by Lender against Borrower prior to the date hereof.

In no event will Lender have any liability to Borrower for lost profits or other special or consequential damages relating to the foregoing or otherwise.

TERMINATION BY LENDER

21.       An “Event of Default” shall be deemed to have occurred and be continuing if:

a.	Borrower makes any materially false, misleading, or untrue representation or warranty in connection herewith or fails to comply with any covenant or agreement herein;

Borrower acknowledges that it shall not provide any false information to Lender.

Initials:

b.	Borrower makes a general assignment for the benefit of its creditors other than Lender or commences or has commenced against it any proceeding under any title 11 of the United States Code or any similar law existing for the relief from creditors;

Borrower acknowledges that it shall not file any bankruptcy proceeding.

Initials:

c.	A receiver or trustee is appointed for Borrower, or any proceeding is instituted for the dissolution or full or partial liquidation of Borrower;

Borrower acknowledges that it shall not cause any proceeding to be filed leading to liquidation of its assets.

Initials:

d.	A sale or transfer is affected of Borrower in one or a series of related transactions of 50% or more of the interests of Borrower without the prior written approval of Lender;

Borrower acknowledges that it shall not sell a majority of the company without Lender’s prior approval.

Initials:

e.	Any material change occurs in Borrower’s business or business structure, expressly including its ownership or financial condition or there occurs any dispute between its principals/managers/officers, any of which (in Lender’s sole and absolute discretion) causes Lender to deem itself insecure;

Borrower acknowledges that it shall not change any material aspect of its business structure.

Initials:

f.	Any subordination agreement whereby any indebtedness of Borrower to any third party is subordinated to Borrower’s obligations to Lender is amended without Lender’s prior written consent of Lender or is breached or repudiated in any manner by Borrower;

Borrower acknowledges that it shall not amend any subordination agreement without Lender’s prior approval.

Initials:

g.	Borrower retains or converts moneys properly due to Lender, including failing to repay all amounts outstanding hereunder on an Advance Maturity Date, the Facility Maturity Date, and/or when otherwise due hereunder;

Borrower acknowledges that it shall not misappropriate any funds owed to Lender.

Initials:

h.	Any guarantor of Borrower’s obligations to Lender fails to perform or observe any obligation to Lender or notifies Lender of an intention to rescind, modify, terminate or revoke any guaranty, or any such guaranty ceases to be in full force and effect for any reason whatsoever;

Borrower acknowledges that any breach by a guarantor is a default hereunder.

Initials:

i.	A federal, state, or local tax lien is filed against the Borrower, its principals, or any Collateral;

Borrower acknowledges that it shall not cause any tax liens to be filed against it or its principals.

Initials:

j.	Borrower fails to timely furnish Lender with full financial statements as required in Section 3(c) hereinabove; or

Borrower acknowledges that it shall provide full financial statements in timely fashion.

Initials:

k.	Borrower defaults under any other agreement or instrument under which Borrower owes or guarantees payment or performance.

Borrower acknowledges that a default under any of its other agreements is a default hereunder.

Initials:

l.	At any time (i) Borrower’s aggregate obligations hereunder exceed the Credit Limit or (ii) advances outstanding hereunder exceed the respective percentages in Section 9.1.

Borrower acknowledges that an overadvance is a default hereunder.

Initials:

m.	Until repayment in full of its obligations hereunder, Borrower shall not (and shall not permit any subsidiary to) make any payment on, or to assume, any indebtedness or other obligation of (or for the benefit of) its principals, insiders, and/or other affiliates involving consideration (in one or more related payments or transactions) exceeding a total of 0.2% of the Credit Limit.

Borrower acknowledges that, until Lender is paid in full, Borrower shall not make any payments on existing debt or take on new debt for the benefit of its key people or related businesses if the amount involved is more than 0.2% of the Credit Limit.

Initials:

n.	A stop work order is issued with respect to any of Borrower’s contracts with any Government Account Debtor or any other Collateral, or the same is terminated or cancelled.

Borrower acknowledges that termination of any contract or issuance of a stop work order are both independent grounds for default hereunder.

Initials:

The foregoing acknowledgments are not intended to be, and shall not be construed as, an exhaustive list of all potential Events of Default. For the avoidance of doubt, each acknowledgment is in addition to, and not in lieu of, any Events of Default under this Section 21.

Borrower shall provide Lender immediate written notice of the occurrence of any Event of Default.

After an Event of Default, Lender may suspend or terminate Lender’s obligations to make advances and/or render other services hereunder upon notice of termination to Borrower, after which all Advance Maturity Dates and the Facility Maturity Date shall be deemed to have occurred and Borrower shall be obligated, without further demand, protest, or notice of any kind, to pay immediately to Lender the full amount of its outstanding obligations hereunder. Upon the occurrence of an Event of Default, Lender may take all steps necessary or desirable to collect such amount, expressly including those in Section 15. After an Event of Default, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, actually incurred by Lender, all of which shall accrue interest at the rate specified in Section 22 herein below, through the date of repayment in full.

22.      From the occurrence of an Event of Default until Borrower’s repayment in full of its obligations hereunder, any outstanding obligation shall accrue incremental interest of 4.75% per year, which shall (in addition to the interest rates provided in Section 9.2 and any and all other amounts outstanding)

compound and be capitalized monthly.

23.       In the absence of conditions set forth in Section 21, Lender may terminate its obligations under this Agreement upon 90 days’ prior written notice for any reason or no reason, with the full amount of Borrower’s outstanding obligations hereunder becoming immediately due and payable on the effective date of termination.

24.      This agreement and the security interests hereby granted shall remain in effect until such time as the full amount of Borrower’s outstanding obligations hereunder have been repaid.

INSURANCE REQUIREMENTS

25.       Borrower shall provide Lender with proof of employee bonding (if required by its Government Account Debtors), workers compensation, and general liability insurance. Borrower shall notify Lender of any material changes in insurance and shall ensure that Lender is named on the certificate of insurance list as certificate holder.

INDEMNIFICATION

26.       Borrower agrees and warrants that under no circumstances shall its employees be considered employees of Lender for any purpose or reason. Such employees shall at all times be recognized as the employees of Borrower for all purposes. Borrower shall, promptly after each pay period as required, make payments to the Internal Revenue Service for federal taxes, to the applicable state authority for state taxes, and to any other governmental agency to which any tax or similar payment obligation is due with respect to its employees’ activities. Borrower shall cause Lender to be given promptly suitable evidence of all such payments.

27.       Borrower warrants and covenants that all of its employees are and shall remain legally entitled to be employed in the United States and agrees to defend and hold harmless Lender, its affiliates (expressly including Legalist, Inc.), and their respective directors, officers, investors, partners, employees, and agents for any failure by Borrower to comply with relevant immigration, non-discrimination, employment, and/or employee-benefit laws.

28.       Without limiting any other rights hereunder or under applicable law, and without limiting Section 27, Borrower hereby agrees to indemnify Lender, its affiliates (expressly including Legalist, Inc.), and their respective directors, officers, investors, partners, employees, and agents, forthwith upon demand, from and against any and all damages, losses, claims, liabilities, and related fees, costs, and expenses, expressly including reasonable legal expenses awarded against or incurred by any of them arising out of or relating to the transactions hereby contemplated, as determined by a competent tribunal in a final, non-appealable order or other judicial determination.

NO WAIVER

29.      The failure of Lender or Borrower to enforce any provision hereof, or the failure to exercise any right hereunder, shall apply only in the particular instance and shall not operate as a continuing waiver of rights. To the maximum extent permitted under applicable law, Borrower hereby irrevocably waives any and all rights and remedies now or hereafter conferred by statute or otherwise which may require Lender to (a) take any judicial proceedings in connection with any Collateral or otherwise use any Collateral in mitigation of Lender’s damages, (b) proceed against any person or entity liable for any obligations as a condition to or prior to proceeding hereunder, or (c) dispose of, sell, or otherwise realize on or collect or apply any personal property securing any obligation of Borrower, as a condition to or prior to proceeding against Borrower hereunder.

NOTICE

30.       All notices and other communications hereunder shall be sent by electronic mail and deemed effectively given (i) when sent, if sent during normal business hours of the recipient or (ii) if not sent during normal business hours, then on the recipient’s next business day. All communications shall be sent to the parties at the respective email addresses set forth on the signature page (or as subsequently modified by written notice given in accordance with this Section).

ASSIGNMENT

31.       This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, and successors. Lender may assign its rights and obligations hereunder upon notice to Borrower; provided that assignments to an affiliate shall not require prior notice to be effective.

32.      Any attempted assignment by Borrower of its rights or obligations under this Agreement without the prior written consent of Lender shall be null and void ab initio and without further effect.

SEVERABILITY OF PROVISIONS

33.      Each provision hereof shall be severable from every other provision for the purposes of determining legal enforceability of any such provision.

GOVERNING LAW AND JURISDICTION

34.      This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of law principles, and shall be deemed to have been negotiated, executed, and performed exclusively therein. Any dispute, claim, or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation, or validity thereof, shall be brought exclusively in the state or federal courts located in New York, New York. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive any objection to the venue or jurisdiction based on forum non conveniens or any other grounds.

35.       The parties intend, and Borrower hereby acknowledges and agrees, that this Agreement (including any and all obligations to repay amounts advanced hereunder, whether principal, interest, fees, costs, or otherwise) constitutes an instrument for the payment of money only, within the meaning of New York Civil Practice Law and Rules (“CPLR”) 3213. If Borrower fails to make any such payment when due under this Agreement, Lender shall be entitled to move for relief under CPLR 3213, and Borrower expressly waives any defense thereunder except for proof of payment.

36.        Service of any notice under this Agreement may occur by electronic mail.

AUTHORITY AND EFFECTIVENESS

37.       Borrower hereby represents that it is a duly authorized and existing entity in good standing under the laws of the jurisdiction of organization set forth on the signature page. The execution, delivery, and performance hereof and the other documents hereby contemplated are, and shall remain, within Borrower’s powers, have been duly authorized, and are not in contravention of any law, rule, or regulation, or the terms of any contract, agreement or undertaking to which Borrower is a party or by which it is bound.

MISCELLANEOUS

38.       Each party represents to the other parties that it (a) has read this agreement, (b) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the party’s own choice or has voluntarily declined to seek such counsel; (c) understands the terms and consequences of this Agreement; and (d) is fully aware of the legal and binding effect of this Agreement.

39.       This agreement supersedes all prior or contemporaneous agreements and understandings between the parties, verbal or written, express or implied, relating to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the first date written above.

LENDER:

LIST GOVERNMENT RECEIVABLES, LLC

By	/s/ Christian G.B. Haigh
Name: Christian G.B. Haigh
Title: Authorized Signatory
Address: 58 West Portal Ave. #747
San Francisco, CA 94127
Email: receivables@legalist.com

BORROWER:

AMERIGUARD SECURITY SERVICES, INC.

By	/s/ Jason Bovell
Name: Jason Bovell
Title: Chief Financial Officer
Address: 5470 W. Spruce Ave. #102
Fresno, CA 93722
Email: jason@ameriguardsecurity.com

Jurisdiction of Organization:
Nevada

PERSONAL GUARANTY OF FINANCING AGREEMENT

This Personal Guaranty of Financing Agreement (the “Guaranty”) is entered into on February 5, 2025, by Lawrence D. Garcia, an individual (the “Guarantor”), in favor of LIST GOVERNMENT RECEIVABLES FUND, LLC (“Lender”). Guarantor and Lender are collectively referred to as “Parties.”

WHEREAS Lender has agreed to fund AmeriGuard Security Services, Inc. (the “Company”) the sum of up to $7,000,000 (the “Investment”) pursuant to a Government Purchase Order/Receivables Financing Agreement among the Company and Lender (as in effect from time to time, the “Agreement”), which is hereby incorporated by reference herein;

WHEREAS, as a condition precedent to the Investment, Lender requires Guarantor to execute and perform in accordance with this Guaranty; and

WHEREAS Guarantor desires to induce Lender to make the Investment in reliance on this Guaranty.

Guaranty

NOW, THEREFORE, in consideration of the Investment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor agrees as follows:

1.          Lender has agreed to make the Investment subject to the terms and conditions stated in the Agreement.

2.         Guarantor hereby guarantees full and complete payment and performance of the Agreement by the Company, including prompt payment of the full amount of Company’s Indebtedness when due thereunder.

For purposes of this Guaranty, the term “Indebtedness” means the obligation of the Company to pay all obligations to Lender thereunder on or before an Advance Maturity Date and/or the Facility Maturity Date (as defined in the Agreement).

3.          This Guaranty shall continue in full force and effect until the Agreement has been fully performed and discharged. The Guarantor acknowledges that (i) there may be future advances under, or other amendments and modification to, the Agreement after the date hereof, (ii) the amount of the Indebtedness may fluctuate from time to time hereafter, and (iii) this Guaranty shall remain in force at all times hereafter with respect to all obligations under the Agreement, without the necessity of amending or modifying this Guaranty or entering into a new or separate agreement with respect thereto.

4.          Guarantor agrees not to assert subrogation rights or any other rights of any kind against the Company, until the Agreement has been fully performed, and the Guarantor will take no action that may reasonably be expected to, or which does or shall, impair or limit Lender’s ability to recover thereunder.

5.          In addition to the Indebtedness, the Guarantor agrees to pay all costs and expenses incurred by Lender in attempting to collect the Indebtedness and in enforcing this Guaranty.

6.          This Guaranty shall inure to the benefit of Lender, its successors in interest and assigns and shall be binding upon the heirs, executors, administrators, and successors of Guarantor; provided this Guaranty may not be assigned without prior written consent of Lender.

7.          Lender may enforce this Guaranty in the event of any default under the Agreement without being first required to proceed against the Company, any other party, or any other guarantor (if any) or to attempt to realize on any Collateral (as defined in the Agreement). The Guarantor shall not be entitled to satisfy this Guaranty by contributing ratably with any other guarantor or by otherwise paying less than the entire unpaid Indebtedness. Payment under this Guaranty shall be due immediately upon demand by Lender.

8.          In the event of the death of the Guarantor, the obligation of the deceased hereunder shall continue in full force and effect against his or her estate as to any Agreement obligations that shall have been created or incurred by the Company or committed or promised to Lender in any other manner prior to the time when Lender shall have received notice in writing of such death. The executor or administrator of such estate shall be obligated and authorized to pay all Indebtedness and otherwise to satisfy the Company’s obligations under the Agreement.

9.          This Guaranty is and is intended to be an absolute, unconditional and continuing guaranty which shall not be affected by any act or thing whatsoever except as herein provided, and which shall be independent of and in addition to any other guaranty, endorsement or collateral held by Lender with respect to the Agreement or Indebtedness. Guarantor specifically acknowledges and agrees that, as long as the Company owes obligations under the Agreement, this Guaranty shall remain in full force and effect. The amount guaranteed hereby shall continue to be guaranteed notwithstanding prior or subsequent reduction of the Indebtedness by persons or from sources other than the Guarantor, so long as obligations remain under the Agreement.

10.        To secure Guarantor’s obligations hereunder, Guarantor hereby pledges, assigns, and grants to Lender a security interest in and to any and all right, title, or interest of Guarantor, now existing or hereafter acquired, in any asset, expressly including all Accounts, Chattel Paper, Goods (including Inventory and Equipment), Instruments, Investment Property, Documents, and General Intangibles, real estate, and all Proceeds thereof. Capitalized terms used but not defined in this Section 10 have the meanings given to them in the Uniform Commercial Code.

11.        Upon the occurrence of a default under the Agreement or hereunder, Lender may, at its option, call on this Guaranty, and, if it is not satisfied in full within three days of notice, Lender may proceed at any time thereafter to take any action permitted under the Uniform Commercial Code.

12.        Notice to Guarantor should be sent to the email address set forth opposite Guarantor’s signature below.

13.        This Guaranty shall be governed by the laws of the state of New York, without regard to any conflict of laws principles, and shall be deemed to have been negotiated, executed, and performed exclusively therein.

14.        After an Event of Default, Guarantor, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, actually incurred by Lender, all of which shall accrue interest at the rate specified in Section 22 of the Agreement, through the date of repayment in full.

15.        This Guaranty may be transferred by Lender to any person or party in its sole discretion.

16.         Any dispute, claim or controversy arising out of or relating to this dispute, claim or controversy arising out of or relating to this Guaranty or the breach, termination, enforcement, interpretation, or validity thereof, shall be brought exclusively in the state or federal courts located in New York, New York. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive any objection to the venue or jurisdiction based on forum non conveniens or any other grounds. The parties intend, and Guarantor hereby acknowledges and agrees, that this Guaranty (including any and all obligations to repay amounts advanced under the Agreement, whether principal, interest, fees, costs, or otherwise) constitutes an instrument for the payment of money only, within the meaning of New York Civil Practice Law and Rules (“CPLR”) 3213. If Guarantor fails to make any such payment when due under this Guaranty, Lender shall be entitled to move for relief under CPLR 3213, and Guarantor expressly waives any defense thereunder except for proof of payment.

17.        This Guaranty may be modified or amended if agreed to in writing by all Parties. This Guaranty represents the entire understanding of the Parties with respect to the subject matter hereof. There is no other prior or contemporaneous agreement, either written or oral, between the Parties with respect to this subject. This Guaranty shall supersede any and all previous agreements.

18.        The Parties intend that this Guaranty be enforced to the greatest extent permitted by applicable law. Therefore, if any provision of this Guaranty, on its face or as applied to any person or circumstance, is or becomes unenforceable to any extent, the remainder of this Guaranty and the application of that provision to other persons, circumstances, or extent will not be impaired.

GUARANTOR:

/s/ Lawrence D. Garcia
Name:	Lawrence D. Garcia
Address:	5470 W. Spruce Ave #102
FRESNO CA 93722
Email: lg@ameriguardsecurity.com

Jurisdiction of Residence:
California

CORPORATE GUARANTY OF FINANCING AGREEMENT

This Corporate Guaranty of Financing Agreement (the “Guaranty”) is entered into on February 5, 2025, by TransportUS, Inc. (the “Guarantor”), in favor of LIST GOVERNMENT RECEIVABLES FUND, LLC (“Lender”). Guarantor and Lender are collectively referred to as “Parties.”

WHEREAS Lender has agreed to fund AmeriGuard Security Services, Inc. (“Company”) the sum of up to $7,000,000 (the “Investment”) pursuant to a Government Purchase Order/Receivables Financing Agreement among the Company and Lender (as in effect from time to time, the “Agreement”), which is hereby incorporated by reference herein;

WHEREAS, as a condition precedent to the Investment, Lender requires Guarantor to execute and perform in accordance with this Guaranty; and

WHEREAS Guarantor desires to induce Lender to make the Investment in reliance on this Guaranty.

Guaranty

NOW, THEREFORE, in consideration of the Investment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor agrees as follows:

1.          Lender has agreed to make the Investment subject to the terms and conditions stated in the Agreement.

2.         Guarantor hereby guarantees full and complete payment and performance of the Agreement by the Company, including prompt payment of the full amount of Company’s Indebtedness when due thereunder.

For purposes of this Guaranty, the term “Indebtedness” means the obligation of the Company to pay all obligations to Lender thereunder on or before an Advance Maturity Date and/or the Facility Maturity Date (as defined in the Agreement).

3.          This Guaranty shall continue in full force and effect until the Agreement has been fully performed and discharged. The Guarantor acknowledges that (i) there may be future advances under, or other amendments and modification to, the Agreement after the date hereof, (ii) the amount of the Indebtedness may fluctuate from time to time hereafter, and (iii) this Guaranty shall remain in force at all times hereafter with respect to all obligations under the Agreement, without the necessity of amending or modifying this Guaranty or entering into a new or separate agreement with respect thereto.

4.          Guarantor agrees not to assert subrogation rights or any other rights of any kind against the Company, until the Agreement has been fully performed, and the Guarantor will take no action that may reasonably be expected to, or which does or shall, impair or limit Lender’s ability to recover thereunder.

5.          In addition to the Indebtedness, the Guarantor agrees to pay all costs and expenses incurred by Lender in attempting to collect the Indebtedness and in enforcing this Guaranty.

6.         This Guaranty shall inure to the benefit of Lender, its successors in interest and assigns and shall be binding upon the heirs, executors, administrators, and successors of Guarantor; provided this Guaranty may not be assigned without prior written consent of Lender.

7.          Lender may enforce this Guaranty in the event of any default under the Agreement without being first required to proceed against the Company, any other party, or any other guarantor (if any) or to attempt to realize on any Collateral (as defined in the Agreement). The Guarantor shall not be entitled to satisfy this Guaranty by contributing ratably with any other guarantor or by otherwise paying less than the entire unpaid Indebtedness. Payment under this Guaranty shall be due immediately upon demand by Lender.

8.          The obligations of the Guarantor under this Guaranty shall remain in full force and effect notwithstanding, and shall not be discharged, terminated, or otherwise affected by, any dissolution, liquidation, or cessation of existence of the Guarantor, or by any insolvency, bankruptcy, reorganization, or similar proceeding affecting the Guarantor or its successors or assigns. All such obligations shall survive any such event and shall continue to be binding upon the Guarantor, its successors, and permitted assigns, and shall be enforceable against any remaining assets or any successor entity of the Guarantor.

9.          This Guaranty is and is intended to be an absolute, unconditional and continuing guaranty which shall not be affected by any act or thing whatsoever except as herein provided, and which shall be independent of and in addition to any other guaranty, endorsement or collateral held by Lender with respect to the Agreement or Indebtedness. Guarantor specifically acknowledges and agrees that, as long as the Company owes obligations under the Agreement, this Guaranty shall remain in full force and effect. The amount guaranteed hereby shall continue to be guaranteed notwithstanding prior or subsequent reduction of the Indebtedness by persons or from sources other than the Guarantor, so long as obligations remain under the Agreement.

10.        To secure Guarantor’s obligations hereunder, Guarantor hereby pledges, assigns, and grants to Lender a security interest in and to any and all right, title, or interest of Guarantor, now existing or hereafter acquired, in any asset, expressly including all Accounts, Chattel Paper, Goods (including Inventory and Equipment), Instruments, Investment Property, Documents, and General Intangibles, real estate, and all Proceeds thereof. Capitalized terms used but not defined in this Section 10 have the meanings given to them in the Uniform Commercial Code.

11.        Upon the occurrence of a default under the Agreement or hereunder, Lender may, at its option, call on this Guaranty, and, if it is not satisfied in full within three days of notice, Lender may proceed at any time thereafter to take any action permitted under the Uniform Commercial Code.

12.        Notice to Guarantor should be sent to the email address set forth opposite Guarantor’s signature below.

13.       This Guaranty shall be governed by the laws of the state of New York, without regard to any conflict of laws principles, and shall be deemed to have been negotiated, executed, and performed exclusively therein.

14.       After an Event of Default, Guarantor, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, actually incurred by Lender, all of which shall accrue interest at the rate specified in Section 22 of the Agreement, through the date of repayment in full.

15.       This Guaranty may be transferred by Lender to any person or party in its sole discretion.

16.       Any dispute, claim or controversy arising out of or relating to this dispute, claim or controversy arising out of or relating to this Guaranty or the breach, termination, enforcement, interpretation, or validity thereof, shall be brought exclusively in the state or federal courts located in New York, New York. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive any objection to the venue or jurisdiction based on forum non conveniens or any other grounds. The parties intend, and Guarantor hereby acknowledges and agrees, that this Guaranty (including any and all obligations to repay amounts advanced under the Agreement, whether principal, interest, fees, costs, or otherwise) constitutes an instrument for the payment of money only, within the meaning of New York Civil Practice Law and Rules (“CPLR”) 3213. If Guarantor fails to make any such payment when due under this Guaranty, Lender shall be entitled to move for relief under CPLR 3213, and Guarantor expressly waives any defense thereunder except for proof of payment.

17.       This Guaranty may be modified or amended if agreed to in writing by all Parties. This Guaranty represents the entire understanding of the Parties with respect to the subject matter hereof. There is no other prior or contemporaneous agreement, either written or oral, between the Parties with respect to this subject. This Guaranty shall supersede any and all previous agreements.

18.       The Parties intend that this Guaranty be enforced to the greatest extent permitted by applicable law. Therefore, if any provision of this Guaranty, on its face or as applied to any person or circumstance, is or becomes unenforceable to any extent, the remainder of this Guaranty and the application of that provision to other persons, circumstances, or extent will not be impaired.

GUARANTOR:

TRANSPORTUS, INC.

By	/s/ Lawrence D. Garcia
Name:	Lawrence D. Garcia
Title:	President CEO
Address:	5470 W Spruce Ave #102
FRESNO CA 93722
Email: lg@ameriguardsecurity.com

Jurisdiction of Organization:
California

2

Exhibit A
Request for Disbursement

[Date]

To: List Government Receivables Fund, LLC

Reference is made to the Government Purchase Order/Receivables Financing Agreement (the “Agreement”), dated as of February 5, 2025, between AmeriGuard Security Services, Inc., as Borrower, and List Government Receivables Fund, LLC, as Lender. Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement. The undersigned hereby confirms that:

1.         This document is a Request for Disbursement as described in the Agreement.

2.          The undersigned requests disbursement of                                , plus any applicable per diem (the “Advance”), which shall be due and payable (together with all interest thereon and other costs thereof) no later than the Advance Maturity Date.

3.         Please pay the Advance to the following account:

Account Name:
Bank:
ABA (for wires):
Account No.:
Callback No (Telephone):

4.          The undersigned certifies that (a) neither Lender nor it has defaulted on any of their respective obligations in the Agreement, and no other event has occurred or circumstance exists that would permit it or Lender to terminate the Agreement, both as of the date hereof and (b) all representations and warranties by it in the Agreement are true and correct as of the date hereof.

5.         Nothing herein shall supersede or change the Agreement, and both the Agreement and this Request for Disbursement shall be interpreted together as one document.

BORROWER:

AMERIGUARD SECURITY SERVICES, INC.

By
Name:	Jason Bovell
Title:	Chief Financial Officer
Address:	5470 W. Spruce Ave. #102
Fresno, CA 93722
Email: jason@ameriguardsecurity.com

Exhibit B
Instrument of Assignment

Reference is made to that certain Government Purchase Order/Receivables Financing Agreement (the “Agreement”), dated as of February 5, 2025, between AmeriGuard Security Services, Inc., as assignor (the “Assignor”), and List Government Receivables Fund, LLC, as assignee (“Assignee”). Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.          Assignor hereby collaterally assigns to Assignee all right and title to, and interest in, any account(s) indicated in the enclosed Notice of Assignment, all rights to payment therefrom, and all proceeds thereof (all as set forth in greater detail in the Agreement).

2.         The parties confirm that this instrument is intended to function as an “instrument of assignment” within the meaning of 48 CFR § 32.805.

3.          The assignment (a) covers all unpaid amounts; (b) is made only to Assignee; and (c) is not subject to further assignment.

4.          Assignor hereby ratifies its irrevocable appointment of Assignee as its agent and true and lawful attorney in fact for purposes hereof, including submitting evidence of this assignment to Assignor's contract counterparties.

5.          Nothing herein shall supersede or change the Agreement, and both the Agreement and this instrument shall be interpreted together as one document.

ASSIGNEE:

LIST GOVERNMENT RECEIVABLES FUND, LLC

By	/s/ Christian G.B. Haigh
Name:	Christian G.B. Haigh
Title:	Authorized Signatory
Address:	58 West Portal Ave. #747
San Francisco, CA 94127
Email: receivables@legalist.com

ASSIGNOR:

AMERIGUARD SECURITY SERVICES, INC.

By	/s/ Jason Bovell*
Name:	Jason Bovell
Title:	Chief Financial Officer
Address:	5470 W. Spruce Ave. #102
Fresno, CA 93722
Email: jason@ameriguardsecurity.com

*Authorized representative and corporate secretary

Schedule 1

Eligible Purchase Orders/Eligible Receivables

[Attach contract(s) and/or invoice(s).]